UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2022

ATYR PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37378	20-3435077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3545 John Hopkins Court, Suite #250 San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

 Registrant’s telephone number, including area code: (858) 731-8389

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LIFE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934(§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.

On May 12, 2022, aTyr Pharma, Inc. (the “Company”), as lessee, entered into a Lease (the “Lease”) with San Diego Creekside, LLC (“Landlord”), as lessor, pursuant to which the Company agreed to lease from Landlord approximately 23,696 rentable square feet (subject to increase pursuant to the terms of the Lease) of office and laboratory space within a building located at 10240 Sorrento Valley Road, San Diego, California 92121 (the “Premises”).

The term of the Lease (the “Lease Term”) will commence upon the earlier of April 1, 2023 or the completion of certain leasehold improvements to the Premises, but not sooner than March 1, 2023 (the “Lease Commencement Date”) and continue for 124 months from the Lease Commencement Date. The Company also has one option to extend the Lease Term for five years. Base rent during such extension period would be at the fair market rent for the Premises. Under the terms of the Lease, the base rent during the first 12 months of the Lease Term will be $5.75 per square foot of rentable area per month, subject to certain upward adjustments of approximately 3.0% annually. In addition to the base rent, the Company is responsible for certain costs and charges, including, among other things, the Company’s proportional share of certain building and project operating and tax expenses, and separately metered utilities and janitorial costs associated with the Premises. The Company is entitled to an allowance of $5,450,080.00 for tenant improvements, including an option to utilize an additional allowance of up to $592,400.00, which, if used by the Company, would be repaid by the Company as additional monthly base rent, amortized at eight percent (8.0%) per annum during the Lease Term. The Company will provide a $732,680.00 security deposit in the form of a letter of credit.

The foregoing description of the material terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the complete text of the Lease, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Lease, dated May 12, 2022, by and between the Registrant and San Diego Creekside, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATYR PHARMA, INC.

	By:	/s/ Jill M. Broadfoot
Jill M. Broadfoot
Chief Financial Officer

Date: May 16, 2022

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